Structured  Asset Securities Corporation  Mortgage Pass-Through
Certificates,  Series 2002-22H
Schedule of Year-To-Date Principal and Interest Distributions to
Certificateholders for 2002
Class   Interest            Principal Paid Realized    Ending Balance
        Distribution                       Losses
A1      2,813,238.12        13,322,218.36  0.00        229,503,781.64
A2      583,219.06          2,053,007.38   0.00        54,127,992.62
AX1     40,007.59           0.00           0.00        229,503,781.64
B1I     53,296.98           6,952.30       0.00        4,499,047.70
B1II    9,673.74            1,595.85       0.00        924,404.15
B2I     17,765.66           2,317.43       0.00        1,499,682.57
B2II    4,230.95            697.97         0.00        404,302.03
B3      9,199.79            1,262.45       0.00        796,737.55
B4      5,636.88            776.77         0.00        489,223.23
B5      3,552.46            483.96         0.00        306,516.04
B6      3,633.07            496.18         0.00        313,873.82
R       0.58                100.00         0.00        0.00